Exhibit 10.8

FIRST AMENDMENT
to
OPTION AGREEMENT
THIS FIRST AMENDMENT TO OPTION AGREEMENT (the “Amendment”), is made and entered into as of the 30th day of August, 2019 (the “Effective Date”), by and between Construction Partners, Inc. (formerly known as SunTx CPI Growth Company, Inc.), a Delaware corporation (the “Issuer”), and Fred J. Smith, III, an individual resident of North Carolina (the “Holder”).
Recitals:
A.WHEREAS, Issuer and Holder entered into an Option Agreement dated as of March 7, 2017 (the “Agreement”); and
B.WHEREAS, on April 23, 2018, Issuer amended and restated its certificate of incorporation to effectuate a dual class common stock structure and 25.2-to-1 stock split (the “Stock Split”) pursuant to which, among other things, each share of common stock of Issuer issued immediately prior thereto was converted into 25.2 shares of Class B common stock, par value $0.001 per share; and
C.WHEREAS, Issuer and Holder desire to amend the Agreement to account for the Stock Split and amend certain other terms of the Agreement as set forth herein.
Amendment:
NOW, THEREFORE, for and in consideration of the premises, and the mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:
1. Definition of Terms. All capitalized terms contained herein and not otherwise defined shall be defined as provided in the Agreement.
2. Amendment. The Agreement is amended as follows:
a.Section 1.1 of the Agreement is amended and restated in its entirety to provides as follows:
Section 1.1 Option; Exercise Price. On the terms and subject to the conditions set forth in this Option Agreement, Holder shall have the right and option (the “Option”) to purchase and acquire from Issuer 74,592 shares of Issuer’s Class B common stock, par value $0.001 per share (the “Option Shares”), and Issuer agrees upon exercise of such Option to sell and transfer the Option Shares to Holder, for a purchase price (the “Exercise Price”) of $0.0357 per Option Share.
b.Section 1.2 of the Agreement is amended and restated in its entirety to provide as follows:
Section 1.2 Exercise Period; Vesting. Subject to Section 3.3, the Option shall be 100% vested upon the Date of Grant. The Option shall be exercisable only to the extent that during the Exercise Period the Holder delivers to the Issuer written notice of the Holder’s election to exercise all of the Option, with the date of delivery to the Issuer of such written notice date being the “Exercise Date.” The term “Exercise Period” means the period from August 30, 2019 through and including the Expiration Date as determined pursuant to Section 1.3. Upon the conclusion of the Exercise Period the option to purchase all unexercised Options Shares shall be canceled.
c.Section 1.3 of the Agreement is amended and restated in its entirety to provide as follows:
Section 1.3 Expiration. The “Expiration Date” shall be the first to occur of:
(a) December 31, 2019;
(b) Interruption or termination of the Holder’s termination of the Holder’s service with the Issuer and any Related Company, whether as an employee, director or consultant (“Continuous Service”); or
(c) The later of (i) the occurrence of a Change of Control, or (ii) that date which is ten (10) days after the date of delivery to the Holder by the Issuer of written notice of the occurrence of a Change of Control.

The term “Change of Control” means (I) with respect to the Issuer, (A) a sale of all or substantially all of the equity or assets of the Issuer to an unrelated Person (a “Sale”) or (B) any merger or consolidation of the Issuer with another person if, immediately after giving effect thereto, any person (or group of persons acting in concert) other than the persons holding greater than fifty percent (50%) of the outstanding common stock (the “Common Stock”) immediately prior thereto (the “Majority Holders”) shall have the power to designate or approve a majority of the members of the Board of Directors of the Issuer or the surviving person, and (II) with respect to any of the Issuer’s subsidiaries (each, a “Related Company”), as applicable (including, without limitation, the sale of all or substantially all of the assets of the Issuer or other Related Company together with such company’s subsidiaries, taken as a whole), (A) a Sale of such Related Company or (B) any merger or consolidation of the Related Company with another person if, immediately after giving effect thereto, any person (or group of persons acting in concert) other than the Related Company Majority Holders immediately prior thereto shall have the power to designate or approve a majority of the members of the Related Company Board of Directors or the surviving person, that also constitutes a “change in the ownership of a corporation,” a “change in the effective control of a corporation,” or a “change· in the ownership of a substantial portion of a corporation’s assets,” in each case, within the meaning of Treasury Regulations §1.409A-3(i)(5) (including without limitation Treas. Reg. §1.409A-3(i)(5)(ii)).
d.Exhibit A to the Agreement is amended (i) to change the Number of Option Shares in Section 1 thereof and Total Shares Purchased in Section 2 thereof from 2,960 to 74,592, (ii) to change the Exercise Price per Share in Section 1 thereof from $1.00 to $0.0357, and (iii) to change the Total Exercise Price in Section 2 thereof from $2,960 to $2,662.93.
e.Each instance of the name “SunTx CPI Growth Company, Inc.” in the Agreement, including on Exhibit A thereto, is deleted and replaced with “Construction Partners, Inc.”
3. Full Force and Effect. Except as modified hereby, the Agreement remains unmodified and in full force and effect.
4. Successors and Assigns. This Amendment shall apply to, inure to the benefit of, and be binding upon the parties hereto and upon their respective heirs, legal representatives, successors and permitted assigns, except as otherwise provided herein.
[Signature Page Follows]

IN WITNESS WHEREOF, this Amendment has been executed by the parties hereto, the Issuer acting through its duly authorized officer, in duplicate originals, as of the Effective Date.

Issuer:	Holder:

Construction Partners, Inc. (f/k/a SunTx CPI Growth Company, Inc.)

By: /s/ Charles E. Owens Print name: Charles E. Owens Title: President and Chief Executive Officer	/s/ F. Julius Smith, III F. Julius Smith, III

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